UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

April 29, 2008

Date of Report (Date of earliest event reported)

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission Identification No.)	(IRS Employer File Number)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 726-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 29, 2008, FEI Company issued a press release announcing results for the quarter ended March 30, 2008. A copy of this press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

During the first quarter of 2008, we renamed our markets, but did not reclassify any revenue categories between markets. Previously, the Electronics market was the NanoElectronics market; the Research and Industry market was the NanoResearch and Industry market; and the Life Sciences market was the NanoBiology market. The press release reflects this change.

The information in this Item 2.02 of this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

We adopted a restructuring plan on April 29, 2008 that will cause us to incur expenses during the remainder of 2008 (the “Restructuring”). We expect some portion of these expenses will fall within FASB Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (“SFAS No. 146”), which is the reason we are making this filing. Some of the expenses, however, may not fall within the specific requirements of SFAS No. 146.

The first actions under the Restructuring are expected to occur in the next several weeks and continue through the end of 2008.

We are undertaking the Restructuring with the aim of improving the efficiency of our operations and the currency balance in our supply chain so that more of our exposure is in dollar or dollar-linked currencies. These actions are expected to help offset the effect of a weakened dollar on our cost of goods sold, reduce operating expenses and improve our factory utilization.

The main activities, approximate range of associated costs and expected timing are described in the table below. Presently, all of the costs described are expected to be future cash expenditures and we currently expect the approximate total cost of the Restructuring to range from $9 million to $15 million.

Type of Expense	Approximate Range of Expected Costs	Expected Timing
Severance costs related to work force reduction of 3% (approximately 60 employees)	$4 million - $5 million	Second Quarter of 2008
Transfer of manufacturing and other activities to improve efficiency	$3.5 million - $7.0 million	Third and Fourth Quarters of 2008
Shift of supply chain	$1.5 million - $3 million	Third and Fourth Quarters of 2008

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by FEI Company, dated April 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary

Date: April 29, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by FEI Company, dated April 29, 2008